Exhibit 10.31

Aura Systems, Inc.
4000 Redondo Beach Avenue
Redondo Beach, CA 90278

June 20, 2014

KF Business Ventures, LP
Attention: Robert C. Kopple

10866 Wilshire Boulevard, Suite 1500

Los Angeles, California 90024

                                                  Re: Financing Letter of Agreement

Gentlemen:

This agreement (this “Loan Agreement”) set forth the terms of the agreement between Aura Systems, Inc., a Delaware corporation (the “Company”), and IKE Business Ventures, LP, a California limited partnership (“Lender”), joined by its affiliate, Kopple Family Partnership, LP, a California limited partnership (“KFP”), regarding the following financing transaction:

1.             Lender shall lend to the Company, and the Company shall borrow from Lender, Two Million Nine Hundred Fifteen Thousand Two Hundred Six Dollars and Eleven Cents ($2,915,206.11), consisting of the aggregate sum of (i) Five Hundred Thousand Dollars ($500,000.00) (the “Past Due Principal Amount”), in refinancing of a portion of the outstanding principal balance of Two Million Five Hundred Thousand Dollars ($2,500,000.00) of that certain Convertible Promissory Note dated August 19, 2013 by the Company payable to the order of KFP (the “Convertible Note”), past due and payable on February 25, 2014, which Past Due Principal Amount shall be added to the principal amount of the Loan contemplated hereunder as of the date hereof and shall be credited by KFP against said outstanding principal balance of the Convertible Note as of the date hereof, plus (ii) Sixty Eight Thousand Twenty Seven Dollars and Seventy Eight Cents ($68,027.78), in refinancing of accrued unpaid interest on the Past Due Principal Amount from the date originally advanced on March 28, 2013 to February 25, 2014 and default interest thereon from February 25, 2014 to the date hereof, as provided in the Convertible Note, as more specifically set forth in Schedule 1 attached hereto and incorporated herein by reference (“Past Due Accrued Interest”), which Past Due Accrued Interest shall be capitalized and added to the principal amount of the Loan contemplated hereunder as of the date hereof and shall be credited by KFP against the outstanding accrued interest and default interest under the Convertible Note as of the date hereof, plus (iii) One Million Nine Hundred Sixty Three Thousand Dollars ($1,963,000.00) (the “Additional Principal Amount”), in refinancing of the entire outstanding• principal balance of certain additional loans advanced by Lender to the Company prior to the date hereof (in addition to the principal amounts evidenced by the Convertible Note) (the “Existing Additional Loans”), as more specifically set forth in Schedule 1 attached hereto and incorporated herein by reference, which Additional Principal Amount shall be added to the principal amount of the Loan contemplated hereunder as of the date hereof and shall be credited by Lender against said outstanding principal balance of the Existing Additional Loans as of the date hereof, plus (iv) Eighty Four Thousand One Hundred Seventy Eight Dollars and Thirty Three Cents ($84,178.33), in refinancing of interest on the Additional Loan Amount at the rate of ten percent (10%) per annum from the dates originally advanced to the date hereof, as more specifically set forth in Schedule 1 attached hereto and incorporated herein by reference (“Additional Accrued Interest”), which Additional Accrued Interest shall be capitalized and added to the principal amount of the Loan contemplated hereunder as of the date hereof and shall be credited by Lender against interest on the Additional Loans as of the date hereof (the Past Due Principal Amount, the Past Due Accrued Interest, the Additional Principal Amount and the Additional Accrued Interest being sometimes referred to herein as the “Refinanced Loan Portion), plus (v) Three Hundred Thousand Dollars ($300,000.00), as an additional advance to the Company by Lender concurrently upon execution and delivery of this Loan Agreement by wire transfer of immediately available funds to an account designated by the Company (the “Additional Advance”; and, together with the Refinanced Loan Portion, collectively as the “Loan”).

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2.            Concurrently upon execution and delivery of this Loan Agreement:

A.       The Company shall execute and/or deliver to Lender (i) an unsecured, non-convertible promissory note of the Company payable to the order of Lender in the amount of the Loan evidencing the indebtedness of the Loan, substantially in the form of Exhibit “A” attached hereto and made a part hereof (the “Note”), (ii) a warrant agreement by the Company substantially in the form of Exhibit “B” attached hereto and made a part hereof, duly completed in respect to the number of shares covered by the Initial Warrants and the Exercise Price thereof in accordance with Paragraph 4 hereof (as such capitalized terms are therein defined), and (iii) a certificate by the Secretary of the Company, certifying resolutions adopted by the Board of Directors of the Company authorizing the Company to enter into this Loan Agreement and borrow the Loan from Lender, to execute and deliver the Note, the Warrants and all other Loan Documents (as hereinafter defined), if any, to perform its obligations under the Loan Documents, and to consummate the transactions contemplated by the Loan Documents, in form and substance reasonably satisfactory to Lender. In addition, within thirty (30) days after the date hereof, the Company shall obtain and deliver to Lender one or more subordination agreements with Warren Breslow and each of his relevant affiliates in favor of Lender in respect to the Loan in form and substance reasonably satisfactory to Lender (collectively, the “Subordination Agreement”), time being of the essence thereof. As used herein, the term “Loan Documents” shall mean, collectively, this Agreement, the Note the Warrants and any and all other agreements evidencing, securing or otherwise pertaining to the indebtedness evidenced by the Note to which the Company is or hereafter becomes a party.

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B.       Concurrently upon execution and delivery of this Loan Agreement, the Note and the Initial Warrants in accordance with Paragraph 2(A) hereof, (i) the principal balance payable by the Company pursuant to the Convertible Note shall be automatically reduced by Five Hundred Thousand Dollars ($500,000.00), leaving an outstanding principal balance of the Convertible Note in the amount of Two Million Dollars ($2,000,000.00) as of the date hereof after accounting for such reduction (the “Convertible Note Principal Balance”), as more specifically set forth in Schedule 1 attached hereto and incorporated herein by reference, (ii) the accrued unpaid interest and default interest under the Convertible Note payable by the Company pursuant to the Convertible Note shall be automatically reduced by the Past Due Accrued Interest Amount, which shall be credited against accrued interest and default interest on the Past Due Amount as of the date hereof, leaving accrued unpaid interest on the remaining principal balance of the Convertible Note in the amount of Two Hundred Thirteen Thousand Three Hundred Ninety Five Dollars and Eighty Three Cents ($213,395.83) as of the date hereof after accounting for such reduction (the “Convertible Note Accrued Interest Balance”), as more specifically set forth in Schedule I attached hereto and incorporated herein by reference, and (iii) this Loan Agreement (and the Note) shall supersede and replace all obligations of the Company with respect to the Refinanced Loan Portion, and the Past Due Amount, the Past Due Accrued Interest, the Existing Additional Loans and all interest in respect thereto shall automatically be deemed satisfied and no longer outstanding, and all rights of Lender and KFP with respect thereto will forthwith cease and terminate except as expressly set forth in this Loan Agreement, the Note and the Warrants, and (iv) KFP hereby waives the Events of Default under the Convertible Note, the Securities Purchase Agreement for the Convertible Note between the Company and KFP and any and all other agreements evidencing, securing or otherwise pertaining to the indebtedness evidenced by the Convertible Note to which the Company is or hereafter becomes a party (collectively, the “Convertible Loan Documents”) resulting from the Company’s failure to pay the Past Due Principal Amount due on February 25, 2014, and to pay Default Interest monthly in arrears during the continuation of such Event of Default as provided in the Convertible Note, expressly reserving all other rights under the Convertible Note, and KFP and the Company agree that the Convertible Note Accrued Interest Balance and all interest accrued on the Convertible Note Principal Balance from and after the date hereof as provided in the Convertible Note shall be due and payable in full on August 16, 2014, time being of the essence thereof

C.       In order to induce KFP to waive and forebear certain rights and remedies under or arising the Convertible Loan Documents pursuant to Paragraph 2(B)(iv) hereof, KFP and the Company agree that the Convertible Loan Documents shall be, and each of them hereby is, amended to provide that an Event of Default (as hereinafter defined) in respect to the Loan shall automatically constitute an Event of Default under the Convertible Loan Documents, and each of them, without any requirement of any election, notice or demand by KFP of any kind or nature whatsoever. Except as modified by this Loan Agreement, the Convertible Loan Documents, and each of them, remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects by the Company and KFP.

3.            The Company covenants andagrees with Lender as follows:

A.       The Company shall pay simple interest on the outstanding principal balance of the Note (including capitalized interest therein) at a rate equal to ten percent (10%) per annum from the date hereof until paid in full. All interest due with respect to the Note shall be computed on the basis of a 360-day year and the actual number of days elapsed. Subject to acceleration upon the occurrence of an Event of Default, the outstanding principal balance of the Note, together with accrued unpaid interest thereon, shall be due and payable in a single lump-sum payment on May 31, 2015 (the “Maturity Date”), at which time the entire outstanding principal balance of the Note and accrued unpaid interest thereon shall be due and payable without demand therefor except as otherwise required by applicable law.

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B.       Subject to Paragraph 3(E) hereof, in the event the Company borrows any funds, issues any class of capital stock or rights to acquire or convert into capital stock of the Company or grants any rights in respect to territories to any Person for cash consideration of more than Five Million Dollars ($5,000,000.00) in the aggregate in any one or more transactions from or after the date hereof (excluding the Loan and Excluded Securities), the Company shall pay to Lender the entire amount of such cash consideration in excess Five Million Dollars ($5,000,000.00) in the aggregate as a mandatory prepayment of the indebtedness evidenced by the Note until the entire indebtedness evidenced by this Note is paid in full, concurrently upon receipt of such cash consideration by the Company, time being of the essence thereof, without notice or demand whatsoever by Lender.

C.       The indebtedness evidenced by the Note may be prepaid, either in whole or in part in increments of not less than Two Hundred and Fifty Thousand Dollars ($250,000.00) each, at any time and from time to time without prepayment penalty or premium.

D.       Each payment required or permitted under the Note shall be applied first in payment of any late payment charges pursuant to Paragraph 3(G) hereof, if any, second in payment of accrued and unpaid interest, whether or not then due, third in payment of the accrued and unpaid capitalized interest included in the principal balance of the Note, whether or not then due, and finally in payment of the remaining outstanding principal balance of the Note.

E.       For so long at the indebtedness evidenced by the Note is outstanding, the Company shall not (i) incur any indebtedness or capitalized lease obligations other than (a) indebtedness or capitalized lease obligations in existence on the date hereof, (b) trade payables incurred by the Company pursuant to preexisting contract(s) in existence on the date hereof or as otherwise incurred in the ordinary course of business of the Company, and (c) debt-instrument financing which is subordinate to the right of the prior full and final payment in full of the indebtedness evidenced by the Note and the Convertible Note pursuant to a written subordination in form and substance approved by Lender in its sole and absolute discretion, (ii) transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the assets of the Company other than liens against the assets of the Company in existence on the date hereof, licenses of the assets of the Company in existence on the date hereof and non-exclusive licenses hereafter granted by the Company in the ordinary course of business of the Company and sales of inventory in the ordinary course of business of the Company, (iii) issue any capital stock or any rights to acquire or convert into capital stock of the Company in any one or more transactions on or after the date hereof except for (a) the Warrants and other Excluded Securities and shares issuable upon exercise thereof, (b) shares of Common Stock of the Company for a price of not less than Twenty Cents ($0.20) per share, and (c) Options and Convertible Securities with .a duration of not more than seven (7) years, for which the lowest exercise or conversion price set forth in such Option or Convertible Security (as applicable) for which one share of Common Stock is issuable upon the exercise, conversion, or exchange of any such Options or Convertible Securities is not less than Fifty Cent ($0.50) per share, and for which ratio of the number of Options issued in connection with the issuance of any shares of Common Stock or Convertible Security is not more than two-to-one (2:1), respectively, (iv) declare, pay or make any dividend or distribution or declare or make any split or reverse split of any capital stock or any rights to acquire or convert into capital stock of the Company in any one or more transactions on or after the date hereof, (v) enter into any merger, reorganization or other similar transaction, or (vi) hire any personnel or disburse any funds of any kind or nature in excess of one hundred ten percent (110%) of any expenditure reflected in the itemized budget set forth in Schedule “3(E)” attached hereto and made a part hereof, or such other budget of the Company as may be approved by Lender from time to time in its sole and absolute discretion (the “Budget”), or in e?wess of one hundred ten percent (110%) of the aggregate amount of all expenditures set forth in the Budget, in each instance without the prior written consent of Lender, which consent may be withheld or delayed for any or no reason as determined by Lender in its sole and absolute discretion. Violation of the provisions of this Paragraph 3(E) shall constitute a non-curable default by the Company under the Loan Documents unless otherwise agreed by Lender in writing as determined by Lencer in its sole and absolute discretion in each instance.

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F.       For so long at the indebtedness evidenced by the Note is outstanding, the Company shall prepare and furnish to Lender (i) monthly financial statements of the revenues and expenses, balance sheet and cash flows of the Company ‘for each fiscal month of the Company, including cumulative year-to-date figures for the then current fiscal year of the Company, within fifteen (15) days after the end of such fiscal month, subject to year’s-end adjustment and notes, and (ii) annual financial statements of the revenues and expenses, balance sheet and cash flows of the Company for each fiscal year of the Company, including comparative figures for the fiscal year immediately preceding the then current fiscal year of the Company.

G.       The occurrence ‘of any one or more of the following events, acts or occurrences shall constitute an event of default (each an “Event of Default”): (i) the Company fails to pay in full the entire outstanding principal balance of the Note and all then-accrued unpaid interest thereon on the Maturity Date, time being of the essence thereof, without notice or demand therefor, or fails to pay in full any other sum under the Loan Documents, or any of them, within five (5) Business Days after the same first becomes due and payable thereunder, (ii) the Company violates the provisions of Paragraph 3(E) above, without any right to cure the same, (iii) the Company shall breach or fail to perform, comply with or observe, or shall be in default under, any of its other obligations, terms, covenants or conditions on its part to be performed, complied with and observed under the Loan Documents, or any of them, including, without limitation, delivery of the Subordination Agreement to Lender within thirty (30) days after the date hereof, time being of the essence thereof, and if such breach, failure or default may be cured, such breach, failure or default is not cured within five (5) Business Days after written notice thereof is given to the Company by Lender, (iv) the Company fails to pay in full any sum under the Convertible Note when duc, (v) the Company shall breach or fail to perform, comply with or observe, or shall be in default under, any of its other obligations, terms, covenants or conditions on its part to be performed, complied with and observed under the Convertible Loan Documents, or any of them, and if such breach, failure or default may be cured, such breach, failure or default is not cured within any applicable grace period, (vi) there shall be commenced against the Company an involuntary case seeking the liquidation or reorganization under Title 11 of the United States Code (11 U.S..C. Section 101 et seq. as amended from time to time) or an involuntary case or proceeding seeking the appointment of a receiver, custodian, trustee or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (a) the Company consents to such involuntary case or proceeding or fails to diligently contest it in gbod faith; (b) the petition commencing the involuntary case or proceeding is not timely controverted; (c) the petition commencing the involuntary case or proceeding remains undismissed or unstayed for a period of sixty (60) calendar days; or (d) an order for relief shall have been issued or entered therein or a receiver, custodian, trustee or similar official appointed; or (vii) the Company shall institute a voluntary case seeking liquidation or reorganization under (11 U.S.C. Section 101 et seq. as amended from time to time), or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a receiver, custodian, trustee or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or the board of directors of the Company (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing, then in each such event (w) the Company shall pay to Lender a late payment fee equal to five percent (5%) of any past-due sum under the Loan Documents, or any of them, payable upon demand therefor by Lender, (x) the outstanding principal balance of the Note shall bear interest at the rate of fifteen percent (15%) per annum (“Default Interest Rate”) from the date of the occurrence of the Event of Default until such Event of Default is cured or waived in writing by Lender as determined in its sole and absolute discretion, payable upon demand therefor by Lender, (y) the entire principal balance of the Note together with all accrued and unpaid interest thereon shall become immediately due and payable in full at the option of the holder of the Note if as a result of an Event of Default specified in Clause (i), (ii), (iii), (iv) or (v), above or automatically without any election, declaration or other act on the part of the holder of the Note if as a result of an Event of Default specified in Clause (vi) or (vii) above, without notice or demand whatsoever except as otherwise required by applicable law, and (z) all of the remaining Additional Warrants (as hereinafter defined) not yet vested in accordance with Paragraph 4 hereof shall become immediately vested in full, regardless of whether or not the holder of the Note elects to accelerate the indebtedness evidenced by the Note pursuant to Clause (y) above, and the Company shall promptly issue said Additional Warrants to Lender upon demand therefor by Lender. Interest at the Default Interest Rate shall begin to accrue on the date on which the applicable Event of Default shall be deemed to have occurred and shall continue until such Event of Default shall have been cured or waived in accordance with the terms of the this Loan Agreement. Upon the waiver or cure of an Event of Default, the Default Interest Rate shall cease to be in effect and interest shall accrue at the rate of ten percent (10%) per annum from and after the date of such waiver or cure and be payable in accordance with terms of the Note.

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H.       In order to induce Lender to make the Loan to the Company evidenced by the Note, the Company hereby represents and warrants to Lender and each other holder of the Note (i) that, by reason of its own business and financial experience, the Company and Lender could reasonably be assumed to have the capacity to protect its own interests in connection with the transactions contemplated by the Loan Documents, and (ii) as a consequence, that the indebtedness evidenced by the Note, including all interest thereon and other consideration therefor, including, without limitation, the Warrants issued pursuant to the Loan Documents, is exempt from the usury restrictions under California law pursuant to the exemption set for in California Corporation Code Section 25118(b). Without limiting the effectiveness of said representations, warranties and exemptions, however, it is nevertheless the intent of the Company and Lender that the holder of the Note shall never be entitled to receive, collect or apply, as interest or other consideration of any kind under the Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event the holder of the Note ever receives, collects or applies as interest or other consideration of any kind any such excess, such amount which would be excess interest or other consideration shall be deemed a partial prepayment of the principal amount of the Note and treated as such under the Note; and if the principal amount of the Note is paid in full, any remaining excess interest or other consideration shall be paid to the Company forthwith upon demand therefor.

I.       Upon payment in full of the entire indebtedness evidenced by the Note and all other sums payable by the Company under the Note or this Loan Agreement, the Company shall have no further obligations to make any further payments to Lender in respect to the Loan under the Note or this Loan Agreement.

4.            In consideration of the Loan, the Company shall issue to Lender (i) a warrant substantially in the form of Exhibit “B” attached hereto and made a part hereof, duly completed, representing Lender’s right to purchase up to 5,830,412 shares of Common Stock of the Company at any time and from time to time during the period of seven (7) years following the date of the issuance thereof, for an exercise price of Ten Cents ($0.10) per share (subject to adjustment pursuant to terms of the warrant agreement) (the “Exercise Price”) (the “Initial Warrant”), and (ii) in the event that the entire outstanding principal balance of the Note together with all then-accrued unpaid interest thereon is not paid in full prior to October 1, 2014, then, for each consecutive calendar month during the period beginning October 1, 2014 and ending March 31, 2015 that any amount of the principal balance of the Note or any then-accrued unpaid interest on the Note remains outstanding and unpaid on the first (1st) day of such calendar month, the Corn pany shall issue to Lender an additional warrant substantially in the form of Exhibit “B” attached hereto and made a part hereof, duly completed, representing Lender’s right to purchase up to 2,915,206 shares of Common Stock of the Company at any time and from time to time during the period of seven (7) years following the date of the issuance thereof, for an exercise equal to the then Exercise Price per share under the Initial Warrant (subject to adjustment pursuant to terms of the warrant agreement) (each an “Additional Warrant”; the Initial Warrants and Additional Warrants being here sometimes referred to collectively as the “Warrants”); provided, however, in the event that the Company shall pay to Lender not less than Two Million Dollars ($2,000,000.00) in the aggregate in respect to the indebtedness evidenced by the Note at any time prior to October 1, 2014, then the number of shares of Common Stock covered by each Additional Warrant for each such calendar month shall be reduced to the product of 2,915,206 shares of Common Stock of the Company, multiplied by a fraction, the numerator of which shall be an amount equal to the outstanding principal balance of the Note (including capitalized interest therein) on the first (1st) day of such calendar month, and the denominator of which shall be an amount equal to the original principal amount of the Note (including capitalized interest therein).

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A.       The Warrants shall not be transferable by the holder thereof except to an affiliate controlling, controlled by of under common control of such holder (collectively, “Affiliates”, without the prior written consent of the Company in each instance as determined inn its sole and absolute discretion. For so long as Lender and/or any of its Affiliates holds any Warrants, Lender shall not, and shall not permit any of its Affiliates to, or cause any other Person to, or act in concert with any other Person to maintain a position whereby such Person has executed one or more sales of Common Stock that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when such Person has no equivalent offsetting long position in the Common Stock (or is deemed to have a long position hereunder or otherwise in accordance with Regulation SHO of the Securities Exchange Act of 1934, as amended). For purposes of determining whether a Person has an equivalent offsetting long position in the Common Stock, all Common Stock (i) that is then owned by such Person, or (ii) that would be issuable upon conversion or exercise or otherwise of any convertible or exercisable securities of the Company then held by such Person (assuming that such securities were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments that would take effect given only the passage of time), in each case, shall be deemed to be held long by such Person.

B.       The Company shall at all times during the period within which the rights represented by the Warrant may be exercised, keep reserved for issuance a number of shares of Common Stock as shall from time to time be sufficient to satisfy the Company’s then-existing obligation to issue Warrant Shares thereunder.

C.       The Company shall, at its sole cost and expense, provide to the holder of shares of common capital stock of the Company issued upon exercise of the Warrants upon request a legal opinion from legal counsel to the Company that the offer or sale of such shares of capital stock of the Company so issued to such holder is exempt from any registration requirements pursuant to Rule 144 (so long as and to the extent the requirements of Rule 144 are satisfied).

5.            Lender represents to the Company (a) that Lender is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act, (b) that Lender is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Loan Agreement or any other Loan. Documents or any of the transactions contemplated hereby and thereby, (c) that, by reason of its business and financial experience, Lender has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, has the capacity to protect its own interests, and is able to bear the economic risk of such investment (including the complete loss thereof), (d) that Lender has conducted its own investigation of the Company and, to the extent deemed necessary or advisable by Lender, has retained and relied upon qualified professional advice regarding the. investment, tax and legal merits and consequences of this Loan Agreement and the other Loan. Documents and its investment in the Securities, and (e) that Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and with all materials relating to the offer and sale of the Securities which have been requested by Lender, and have been afforded the opportunity to ask questions of the Company. The Company acknowledges to Lender (x) that the principal of Lender and KFP, Robert C. Kopple (“Kopple”), is a director and vice chairman of the board of the Company, and has disclosed to the other members of the board of directors of the Company that he has a financial interest in the indebtedness and other transactions contemplated by the Loan Documents and the Convertible Loan Documents and has recused himself from any deliberations or other actions by the board of directors of the Company in respect to the indebtedness and other transactions contemplated by the Loan Documents and the Convertible Loan Documents, (y) that Kopple has not acted as a financial advisor or fiduciary of the Company (or in any similar capacity) in respect to the indebtedness or other transactions contemplated by the Loan Documents or the Convertible Loan Documents, and (z) that the indebtedness and other transactions contemplated by the Loan Documents and the Convertible Loan Documents are fair to the Company.

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6.             Lender understands and acknowledges that the Securities are being offered and sold to Lender in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that such exemption depends, in part, on the accuracy and truthfulness of the representations of Lender made in this Loan Agreement and the other Loan Documents. Lender represents and warrants to the Company that all information which has been furnished to the Company with respect to Lender’s financial position and business experience is correct and complete as of the date hereof. Lender represents to the Company that Lender (a) is acquiring the Note and Warrants, and (b) upon exercise of its Warrants will acquire the Common Stock issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, Lender does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Lender has no present or contemplated agreement, arrangement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. Lender further represents to the Company that Lender was not formed for the purpose of purchasing the Securities.

7.             Lender understands that the Securities being acquired hereunder are characterized as “restricted securities” under federal and state securities or “blue sky” laws inasmuch as they are being acquired in a transaction not involving a public offering such securities may be resold without registration under the Securities Act and applicable state securities or “blue sky” laws only in certain limited circumstances. Lender is familiar with Rule 144 promulgated by the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws, pursuant to which the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration. Lender further understands that the Securities have not been registered under the Securities Act or any state securities laws and that neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

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8.             The Company shall reimburse Lender and KFP, for all attorneys’ fees and costs (other than attorneys’ fees, if any, charged personally by Kopple) and other associated out-of-pocket expehses and fees incurred by them in connection with (i) the negotiation, preparation and consummation of the Loan Documents, the Convertible Loan Dqcuments and all other documents with the Company for issuance of securities of the Company to Lender or KFP, in an amount not exceeding Ten Thousand Dollars ($10,000.00) in the aggregate, and (ii) any and all filings with the Securities and Exchange Commission by Lender and KFP, in connection with securities of the Company issued or to be issued pursuant to the terms of hereof and thereof. Except as provided in the preceding sentence, each Party shall be responsible for all costs and expenses, including, without limitation, attorneys’ fees and costs, incurred by such party in connection with the negotiation, preparation and consummation of the Loan Documents.

9.             IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY SUIT, LEGAL ACTION OR SIMILAR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN THE COUNTY OF LOS ANGELES OR IN THE COURTS OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA SITTING IN THE ,COUNTY OF LOS ANGELES. THE PARTIES CONSENT, FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND. HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT THEY ARE NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN. ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

10.          The prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs incurred in any action, suit, arbitration or other proceeding under, arising from or related to this Loan Agreement or any other Loan Document, the validity hereof or thereof or the transactions contemplated hereby or thereby, in addition to any other relief to which such party may be entitled.

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11.          This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

12.          The following terms shall have the following definitions:

“Approved Share Plan” means any benefit plan which has been approved by the board of directors of the Company in existence on the date hereof or hereafter amended or replaced with the prior written approval of Lender as determined in its sole and absolute discretion, pursuant to which shares of Common Stock and/or options to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in the City of Los Angeles, California, are authorized or required by law to close.

“Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

“Excluded Securities” means: (i) shares of Common Stock or Options to purchase Common Stock issued or granted prior to the date hereof to employees or directors of the Company pursuant to an Approved Share Plan or hereafter issued or granted to employees or directors of the Company pursuant to an Approved Share Plan with the prior written approval of Lender in each instance as determined in its sole and absolute discretion, and shares of Common Stock issued pursuant to such Options, provided that the exercise of any such Option is made solely pursuant to the exercise provisions of such Options that were in effect on the date hereof or the date of the grant of such Option, whichever occurs later (subject to adjustment of the exercise price thereof pursuant to the provisions of such Option in effect on such date); (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities issued prior to the date hereof, provided that the conversion or exercise (as the case may be) of any such Convertible Security is made solely pursuant to the conversion or exercise (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date hereof (subject to adjustment of the conversion or exercise price thereof pursuant to the provisions of such Convertible Security in effect on the date hereof); (iii) the Note; (iv) the Initial Warrants; (v) the Additional Warrants; and (vi) the Warrant Shares.

“Options” means any right, option or warrant to subscribe for, purchase, or otherwise acquire Common Stock or Convertible Securities.

10

“Person” means any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies. departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Securities” means collectively the Note, the Initial Warrants, the Additional Warrants, and the Warrant Shares.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

13.          All notices, requests, demands and other communications which are required or may be given under this Loan Agreement shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. California time on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day which is not a Business Day or later than 5:00 p.m. California time on a Business Day; (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given, in each case properly addressed to the party to receive the same and, provided confirmation of transmission, deposit, or delivery, as the case may be, is mechanically or electronically generated and kept on file by the sending party. The addresses, and facsimile numbers for such communications shall be:

If to the Company:

Aura Systems, Inc.

4000 Redondo Beach Avenue

Redondo Beach, CA 90278

Attention: Chief Executive Officer

Telephone: (310) 643-5300

Facsimile: (310) 643-7457

If to Lender:

KF Business Ventures, LP

10866 Wilshire Blvd., Ste 1500

Los Angeles, CA 90024

Attention: Robert C. Kopple

Telephone: (310) 475-1444

Facsimile: (310) 475-2459

or at such other address or addresses or facsimile number and/or to the attention of such other Person as the recipient party may specify by written notice given in accordance with this Paragraph 13.

11

If this letter correctly sets forth our agreement regarding the financing transaction described above, please sign and return a copy of this letter to the undersigned to indicate your agreement.

Very truly yours,

Aura systems, inc.

By:	/s/ MELVIN GAGERMAN
Name:	MELVIN GAGERMAN
Title:	CEO

READ AND AGREED:

Kf business ventures, lp

By:	Kopple financial, inc.,
Its General Partner

By:
Robert C. Kopple, Its President

Kopple family partnership, lp

By:	Kopple financial, inc.,

By:
Robert C. Kopple, as Trustee of
the E.L. II Properties Trust,
Its General Partner

12

Exhibit “A”

Form of Note

[Attached]

UNSECURED PROMISSORY NOTE

$2,915,206.11	June 20, 2014
Los Angeles, California

FOR VALUE RECEIVED, the undersigned, AURA SYSTEMS, INC., a Delaware Corporation with its principal offices located at 4000 Redondo Beach Avenue, Redondo Beach, California 90278 (“Maker”), hereby promises to pay to the order of KF BUSINESS VENTURES, LP, a California limited partnership with its principal offices located at 10866 Wilshire Boulevard, Suite 1500, Los Angeles, California 90024 (“Payee”), the original principal amount of TWO MILLION NINE HUNDRED FIFTEEN THOUSAND TWO HUNDRED SIX DOLLARS AND ELEVEN CENTS ($2,915,206.11), consisting of the sum of (i) Five Hundred Thousand Dollars ($500,000.00) in refinancing of a portion of the outstanding principal balance of Two Million Five Hundred Thousand Dollars ($2,500,000.00) of that certain Convertible Promissory Note dated August 19, 2013 by the Company payable to the order of Kopple Family Partnership, LP, an affiliate of Payee (the “Convertible Note”), plus (ii) Sixty Eight Thousand Twenty Seven Dollars and Seventy Eight Cents ($68,027.78), in refinancing of accrued unpaid interest and default interest on said portion of the outstanding principal balance of the Convertible Note as of the date hereof as provided in the Convertible Note, which accrued unpaid interest and default interest shall be capitalized and added to the principal amount of the indebtedness evidenced by this Note as of the date hereof, plus (iii) One Million Nine Hundred Sixty Three Thousand Dollars ($1,963,000.00) in refinancing of the entire outstanding principal balance of certain additional loans advanced by Payee to Maker prior to the date of this Note, plus (iv) Eighty Four Thousand One Hundred Seventy Eight Dollars and Thirty Three Cents ($84,178.33), in refinancing of accrued unpaid interest on said additional loans at the rate of ten percent (10%) per annum from the dates originally advanced to the date hereof, which accrued unpaid interest shall be capitalized and added to the principal amount of indebtedness evidenced by this Note as of the date hereof, plus (v) Three Hundred Thousand Dollars ($300,000.00), advanced by Payee to Maker on the date of this Note, together with interest on said original principal amount at the rate of TEN PERCENT (10%) PER ANNUM from the date of this Note until paid in full (collectively, the “Indebtedness”), on June 1, 2015 (the “Maturity Date”), at which time the entire principal balance of this Note and all then accrued unpaid interest thereon shall become due and payable in full in a single lump sum payment without notice or demand whatsoever except as otherwise required by applicable law. All interest due with respect to the outstanding principal balance of this Note shall be computed on the basis of a 360-day year and the actual number of days elapsed. All sums due and payable hereunder shall be paid in lawful money of the United States of America at the address set forth above for Payee or at such other place as the holder hereof may designate from time to time in writing to Maker.

This Note is issued by Maker pursuant to the terms of that certain Loan Agreement of even date herewith by and between Maker and Payee (the “Loan Agreement”; the Loan Agreement, this Note, the Warrants and any and all other agreements, documents and instruments evidencing, securing or otherwise pertaining to the indebtedness to which Maker is or hereafter becomes a party, collectively, the “Loan Documents”), and the holder of this Note is entitled to the rights and benefits of the Loan Documents, and each of them. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

Unsecured Promissory Note Page 1 of 5

Subject to Paragraph 3(E) of the Loan Agreement, in the event that Maker borrows any funds, issues any class of capital stock or rights to acquire or convert into capital stock of the Company or grants any rights in respect to territories to any Person for cash consideration of more than Five Million Dollars ($5,000,000.00) in the aggregate in any one or more transactions from and after the date hereof (excluding the Indebtedness and Excluded Securities), Company shall pay to Lender the entire amount of such cash consideration in excess Five Million Dollars ($5,000,000.00) in the aggregate as a mandatory prepayment of the indebtedness evidenced by the Note until the entire Indebtedness evidenced by this Note have been paid in full, concurrently upon receipt of such cash consideration by the Company, time being of the essence thereof, without notice or demand whatsoever by Lender.

The Indebtedness evidenced by this Note may be prepaid prior to the Maturity Date, either in whole or in part in increments of not less than Two Hundred and Fifty Thousand Dollars ($250,000.00) each, at any time and from time to time without prepayment penalty or premium, at the election of Maker. No prepayment required or permitted hereunder shall affect the obligation of Maker to continue to pay the payments described above until the entire Indebtedness evidenced by this Note has been paid in full.

Each payment required or permitted under the Note shall be applied first in payment of any late payment charges pursuant to the terms of this Note, if any, second in payment of accrued and unpaid interest, whether or not then due, third in payment of the accrued and unpaid capitalized interest included in the principal balance of the Note, whether or not then due, and finally in payment of the remaining outstanding principal balance of the Note.

Upon payment in full of the Indebtedness evidenced by this Note, including all principal thereof and accrued and unpaid interest thereon, and all other sums payable by Maker under this Note, (i) this Note shall automatically be deemed canceled and no longer outstanding, and all rights with respect to the Note will forthwith cease and terminate, and (ii) the Note shall timely be surrendered to the Maker for cancellation and shall not be reissued.

In the event of the occurrence of an Event of Default (as defined in the Loan Agreement) then in each such event (w) the Company shall pay to the holder of this Note a late payment fee equal to five percent (5%) of any past-due sum under this Note, payable upon demand therefor by Lender, (x) the outstanding principal balance of this Note shall bear interest at the rate of FIFTEEN PERCENT (15%) per annum (“Default Interest Rate”) from the date of the occurrence of the Event of Default until such Event of Default is cured or waived in writing by the holder of this Note as determined in its sole and absolute discretion, payable upon demand therefor by Lender, (y) the entire principal balance of this Note together with all accrued and unpaid interest thereon shall become immediately due and payable in full at the option of the holder of this Note if as a result of an Event of Default specified in Clauses (i), (ii), (iii), (iv) or (v) of Paragraph 3(G) of the Loan Agreement, or automatically without any election, declaration or other act on the part of the holder of this Note if as a result of an Event of Default specified in Clause (vi) or (vii) of Paragraph 3(G) of the Loan Agreement, without notice or demand whatsoever except as otherwise required by applicable law, and (z) all of the remaining Additional Warrants not yet vested in accordance with Paragraph 4 of the Loan Agreement shall become immediately vested in full, regardless of whether or not the holder of this Note elects to accelerate the Indebtedness evidenced by this Note pursuant to Clause (y) above, and Maker shall promptly issue said Additional Warrants to Payee upon demand therefor by Payee. Interest at the Default Interest Rate shall begin to accrue on the date on which the applicable Event of Default shall be deemed to have occurred and shall continue until such Event of Default shall have been cured or waived in accordance with the terms of the Loan Agreement. Upon the waiver or cure of an Event of Default, the Default Interest Rate shall cease to be in effect and interest shall accrue at the rate of Ten Percent (10%) per annum from and after the date of such waiver or cure and be payable in accordance with this Note. .Neither this provision nor the acceptance of any payment hereunder by the holder of this Note after default shall be construed as a right, privilege or agreement to extend the time of any payment hereunder beyond its due date or constitute a waiver of any of the rights or remedies of the holder hereof by reason of such default.

Unsecured Promissory Note Page 2 of 5

In order to induce Payee to make the loan to Maker evidenced by this Note, Maker represents and warrants to Payee and each holder of this Note (i) that, by reason of its own business and financial experience, Maker and Payee could reasonably be assumed to have the capacity to protect its own interests in connection with the transactions contemplated by the Loan Documents, and (ii) as a consequence, that the Indebtedness evidenced by this Note issued pursuant to the Loan Agreement, including all interest thereon and other consideration therefor provided in the Loan Documents, or any of them, including, without limitation, the Warrants issued to Payee pursuant to the Loan Documents, is exempt from the usury restrictions under California law pursuant to the exemption set for in California Corporation Code Section 25118(b), and is not usurious under any other laws applicable to Maker. Without limiting the effectiveness of said representations, warranties and exemptions, however, it is nevertheless the intent of Maker and Payee that the holder of this Note shall never be entitled to receive, collect or apply, as interest or other consideration of any kind under the Loan Documents, or any of them, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event the holder of this Note ever receives, collects or applies as interest or other consideration of any kind any such excess, such amount which would be excess interest or other consideration shall be deemed a partial prepayment of principal and treated hereunder as such; and if the principal is paid in full, any remaining excess interest or other consideration shall be paid to Maker forthwith upon demand.

Except as otherwise expressly required hereunder, Maker hereby waives presentment, notice of presentment, demand, notice of demand, dishonor, notice of dishonor, notice of nonpayment, protest, notice of protest and any and all other notices and demands required by applicable law.

In any action, suit or other proceeding to enforce or interpret any of the provisions of this Note, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and expenses incurred in connection therewith.

This Note and the respective rights and remedies of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of California, without reference to its principles of conflict of laws.

Unsecured Promissory Note Page 3 of 5

ANY SUIT, LEGAL ACTION OR SIMILAR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS NOTE SHALL BE. BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN THE CITY OF LOS ANGELES OR IN THE COURTS OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA SITTING IN THE CITY OF LOS ANGELES. EACH PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT’ IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. NOTHING CONTAINED HEREIN SHALL BE. DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. MAKER HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING UNDER, ARISING FROM OR RELATED TO THIS NOTE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

No failure to exercise, and no delay in exercising, any right, power or remedy hereunder or under any document delivered to the holder hereof shall impair any right, power or remedy that the holder may have. The rights and remedies of the holder hereof are cumulative and not exclusive of any rights or remedies that such holder would otherwise have.

The Loan Documents contain the complete and entire understanding of the parties and shall supersede and replace any and all other arrangements, communications, representations or agreements, whether oral or written, with respect to the subject matter hereof. The provisions of this Note shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, devisees, personal and legal representatives, successors and assigns. No waiver, modification, termination or discharge of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by Maker and the holder of this Note, and then only to the extent therein specifically set forth.

The provisions of this Note may be amended, supplemented or otherwise modified with (and only with) the written consent or agreement of both Maker and the holder(s) of this Note.

If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

This Note shall be deemed to be jointly drafted by the Maker and the Payee and shall not be construed against any Person as the drafter hereof The headings of the Note, if any, are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly requires otherwise, the use of the word “including” is not limiting and the use of the word “or” has the inclusive meaning represented by the phrase “and/or.” Unless otherwise specified, the plural includes the singular and vice versa.

Unsecured Promissory Note Page 4 of 5

This Note may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Each individual signing this. Note on behalf of a party which is a corporation, limited company, partnership, limited liability company, trust or other entity represents and warrants that he or she has been duly authorized by all necessary action to execute and deliver this Note and all other agreements, documents and instruments contemplated hereby, to perform its obligations hereunder and thereunder and to consummate of the transactions contemplated hereby and thereby in the name and on behalf of such party.

Aura Systems, Inc.
a Delaware corporation

By:	/s/ Melvin Gagerman
Name:	MELVIN GAGERMAN
Title:	CEO

AGREED AND ACCEPTED:

June 20, 2014

PAYEE:

KF BUSINESS VENTURES, L.P.

By:	KOPPLE FINANCIAL, INC.
Its General Partner

By:
Name:	Robert C. Kopple
Title:	Its President

Unsecured Promissory Note Page 5 of 5

Exhibit “B”

Form of Warrant Agreement

[Attached]

WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Warrant No. [_________]	Date of Issuance: [_____________], 201[__]

AURA SYSTEMS, INC.

WARRANT TO PURCHASE COMMON STOCK

Aura Systems, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KF Business Ventures, LP, a California limited partnership, or its permitted assigns (the “Holder”), is entitled, subject to the conditions set forth in this Warrant to Purchase Common Stock (the “Warrant”), to subscribe for and purchase from the Company, at any time or from time to time during the Exercise Period, up to a total of ___________(__________) fully paid and non-assessable shares of the Company’s Common Stock (the “Warrant Shares”), at an exercise price equal to_______ Cents ($0.___) per share, subject to adjustment from time to time pursuant to the provisions of this Warrant (the “Exercise Price”). This Warrant to Purchase Common Stock is the “Warrant” referred to in, and being issued in connection with the consummation of the transactions contemplated by, that certain Loan Agreement dated as of June 13, 2014 (as amended from lime to time, the “Loan Agreement”), by and between the Company and the Holder. Unless otherwise indicated, all capitalized terms used and not otherwise defined in this Warrant have the respective meanings ascribed to them in the Loan Agreement. This Warrant is subject to the following provisions, terms and conditions:

1.            DEFINITIONS. For the purpose of this Warrant, the following terms, whether or not capitalized or underlined in the text of this Warrant, shall have the following meanings:

“Aggregate Exercise Price” means the amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised.

1

“Bloomberg” means Bloomberg, L.P. or any successor entity.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in the City of Los Angeles, California, are authorized or required by law to close.

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined in good faith by the Company’s board of directors.

“Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Convertible Securities” means any stock or other security that is at any time and under any circumstances, directly or indirectly, convertible into or exchangeable for shares of Common Stock, but excluding Options.

“Date of Issuance” means [___________], 201[__].

“Excluded Securities” means: (i) shares of Common Stock or Options,to purchase Common Stock issued or granted prior to June 20, 2014 to employees or directors of the Company pursuant to an Approved Share Plan, and shares of Common Stock issued pursuant to such Options, provided that the conversion or exercise (as the case may be) of any such Option is made solely pursuant to the exercise provisions of such Options that were in, effect on the date immediately prior to June 20, 2014 (subject to adjustment of the exercise price thereof pursuant to the provisions of such Option in effect immediately prior to June 20, 2014); (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities issued prior June 20, 2014, provided that the conversion or exercise (as the case may be) of any such Convertible Security is made solely pursuant to the conversion or exercise (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to June 20, 2014 (subject to adjustment of the conversion or exercise price thereof pursuant to the provisions of such Convertible Security in effect immediately prior to June 20, 2014); (iii) the Note; (iv) the Initial Warrants; (v) the Additional Warrants; and (vi) the Warrant Shares.

2

“Exercise Date” means the date on which the Holder has fully complied with all requirements necessary to effectuate a Cash Exercise or Net Issuance, as the case may be, of Warrant Shares as set forth herein, provided however, that if such date is not a Business Day or the Holder satisfies such requirements after 5:00 p.m. Los Angeles time on a Business Day, then the Exercise Date shall be the immediately succeeding Business Day, unless that Business Day falls after the Expiration Date, in which case the Exercise Date shall be the immediately preceding Business Day.

“Exercise Period” means the period commencing on the Date of Issuance and ending at 5:00 p.m., Los Angeles time on the Expiration Date.

“Expiration Date” means the date that is the eighty-forth (84th) month anniversary of the Date of Issuance, provided however, that if such date is not a Business Day, then the Expiration Date shall be the immediately succeeding Business Day.

“Fair Market Value” means the average of the Closing Sale Prices for the Common Stock on the Principal Market or, if the Common Stock is not listed on the electronic bulletin board, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock is then listed or quoted, as reported by Bloomberg in each case for the seven (7) Trading Days prior to the date of determination of fair market value. If the Fair Market Value cannot be calculated on the foregoing basis, the Fair Market Value shall be the fair market value as determined in good faith by the Company’s Board of Directors.

“Options” means any rights, warrants or options to subscribe for, purchase, or otherwise acquire, directly or indirectly, shares of Common Stock.

“Person” means any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Principal Market” means the exchange or over-the-counter market on which the Common Stock is primarily listed on or quoted for trading, which, as of the date hereof is the OTC Bulletin Board.

“Trading Day” means any Business Day on which the Common Stock is traded on the Principal Market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such Principal Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such Principal Market (or if such Principal Market does not designate in advance the closing time of trading on such Principal Market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

3

“Loan Documents” means, collectively, the Loan Agreement, the Note of even date therewith issued pursuant thereto, this Warrant and each of the other agreements and instruments of even date herewith entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power,to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc.

Capitalized terms herein not defined in this Warrant shall have the meanings assigned to such terms in the Loan Agreement.

2.            EXERCISE OF WARRANT.

(a)          Method of Exercise. Subject to the terms and conditions hereof, .the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, at any time during the Exercise Period, by: (i) surrender of this Warrant at the principal office of the Company and delivery to the Company at its principal office of: (1) written notice of the Holder’s election to exercise this Warrant in the form attached hereto as Exhibit A (the “Exercise Notice”), duly completed and executed; and (2) the payment to the Company in cash or by wire transfer of immediately available funds in U.S. Dollars, of an amount equal to the then-applicable Exercise Price multiplied by the number of Warrant Shares then being purchased together with any applicable taxes or other amounts payable by the Holder pursuant to this Warrant (a “Cash Exercise”); or (ii) exercise of the “net issuance right” provided for in Section 2(b) below.

4

(b)          Net Issuance Right. In lieu of Cash Exercise of this Warrant, The Holder may, at any time during the Exercise Period, elect to convert this Warrant, in whole or in part, into shares of Common Stock by surrender of this Warrant at the principal office of the Company and delivery to the Company at its principal office of a duly completed and executed Exercise Notice. Upon receipt of such Exercise Notice and surrender of the Warrant by the Holder, the Company shall deliver to the Holder, without payment by the Holder of any cash or other consideration, that number of shares of Common Stock computed using the following formula (a “Net Exercise”):

X = (Y) (A-B)

 A

Where:	X =	the number of shares of Common Stock to be issued to the Holder.

Y =	the total number of Warrant Shares with respect to which this Warrant is being exercised.

A =	the average VWAP for Common Stock for the five Trading Days immediately prior to (but not including) the Exercise Date, or if no VWAP is available because Common Stock is not then traded on the Principal Market, the fair market the fair market value of a share of Common Stock on the date on which the Holder exercises the Warrants determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

B =	Exercise Price.

(c)          Notwithstanding anything contained in this Warrant or any of the other Loan Documents to the contrary, if an Event of Default (as defined in the Loan Agreement) occurs under the Loan Documents, or any of them, at any time while the Warrant remains outstanding and unexpired, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time for so long as such Event of Default is continuing, by a Cash Exercise (and not by means of a Net Exercise) for an amount equal to the product of (i) the lesser of (A) then-applicable Exercise Price or (B) the average VWAP for Common Stock for the five Trading Days immediately prior to (but not including) the Exercise Date, or if no VWAP is available because Common Stock is not then traded on the Principal Market, the fair market value of a share of Common Stock on the Exercise Date determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company, multiplied by (ii) by the number of Warrant Shares then being purchased together with any applicable taxes or other amounts payable by the Holder pursuant to this Warrant.

(d)          The Holder shall have the right (but not the obligation) to offset the amount of cash payable by the Holder to the Company upon a Cash Exercise of the Warrant against the indebtedness of the Company evidenced by the Note then owed to Holder, if any; provided, however, that such offset in connection with such exercise of the Warrant shall not be deemed or construed as an exchange of securities for purposes of Rule 144.

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(e)          Issuance of Certificates. In the event of any exercise of the rights represented by this Warrant, certificates evidencing Warrant Shares so purchased or converted shall be issued and delivered to the Holder within a reasonable time, not exceeding five (5) Trading Days, following the Exercise Date. The stock certificate or certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of said Holder or such other name as shall be designated by said Holder (subject to the transfer restrictions applicable to this Warrant and to shares purchased upon exercise of this Warrant). The Person or Persons in whose name(s) any certificate(s) representing shares of Common Stock shall he issuable upon exercise or conversion of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Common Stock represented thereby (and such Common Stock shall be deemed to have been issued) as of 5:00 p.m. Los Angeles time on the Exercise Date.

(f)          Payment of Certain Taxes. The Company shall pay any and all documentary, stamp or similar taxes that may be payable upon the initial issuance of this Warrant or upon the issuance of Warrant Shares upon the exercise or conversion of this Warrant or upon the issuance of stock certificates in respect thereof in the respective name of, or in such names as may be directed by, the Holder, provided however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, warrant, or other securities in a name other than that of the registered holder of this Warrant at the time surrendered upon exercise or conversion hereof, and the Company shall not be required to issue or deliver such certificates, warrant, or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liabilities (including, without limitation, any and all income or income-based, capital gains or similar taxes) that may arise in connection with the issuance of this Warrant or as a result of holding or receiving Warrant Shares upon exercise or conversion hereof.

(g)          Partial Exercise. If the Holder shall exercise or convert less than all of the Warrant Shares that could be purchased or received hereunder, the Company shall issue and deliver to the Holder, as promptly as reasonably practicable but in any event within five (5) Business Days following the Exercise Date, a new Warrant evidencing the Holder’s right to purchase the remaining Warrant Shares.

(h)          Duration. All rights represented by this Warrant shall expire and become void as of the earlier of: (i) 5:00 p.m. Los Angeles time on the Expiration Date, at which time any portion of this Warrant not exercised or converted prior thereto shall expire unexercised and unconverted and be and become void and of no value; or (ii) the date on which all Warrant Shares are exercised or converted in full.

(i)          No Fractional Shares. This Warrant shall be exercisable only for a whole number of Warrant Shares and no fractions of shares of Common Stock, or scrip for any such fractions of shares, shall be issued upon the exercise or conversion of this Warrant. In lieu of any fractional Warrant Shares to which the Holder would otherwise be entitled, the Company shall make a cash payment therefor equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock on the Exercise Date.

3.            CERTAIN ADJUSTMENTS. The Exercise Price and the number of Warrant Shares issuable upon exercise or conversion of this Warrant shall be subject to adjustment from time to time as set forth in this Section 3.

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(a)          Subdivisions, Combinations and Stock Dividends. If the Company shall at any time while this Warrant remains outstanding (i) subdivide one or more classes of its then outstanding shares of Common Stock into a larger number of shares by any stock split, stock dividend, recapitalization or otherwise, (ii) combine one or more classes of its then outstanding shares of Common Stock into a smaller number of shares by combination, by reverse stock split or otherwise, or (iii) pay a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to (i) or (ii) of this Section 3(a) shall become effective as of thefirst Business Day following the effective date of such subdivision or combination and any adjustment pursuant to (iii) of this Section 3(a) shall become effective as of the record date for the determination of stockholders entitled to receive such dividend or distribution, or in the event that no record date is fixed, upon the making of such dividend or distribution.

(b)          Fundamental Transactions. If, at any time while this Warrant remains outstanding, (i) the Company shall, directly or indirectly, in or more related transactions (1) effect any merger or consolidation of the Company with or into another Person, (2) effect any sale of all or substantially all of its assets in one or a series of related transactions, (3) complete any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) effect any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% or more of the aggregate voting power represented by issued and outstanding Voting Stock of the Company (in any such case a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall, either (1) issue to Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof, or (2) timely purchase the Warrant from the Holder for a purchase price, payable in cash, equal to the Black-Scholes Value of the remaining unexercised portion of this Warrant on the effective date of the Fundamental Transaction. Black-Scholes Value shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg using (A) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (B) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (C) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

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(c)          Adjustment Upon Issuance of Common Stock. Options and Convertible Securities. If and while this Warrant remains outstanding the Company sells or grants any Common Stock, Option or Convertible Security (other than Excluded Securities) and the lowest issuance price for one share of Common Stock so issued or the lowest exercise or conversion price set forth in such Option or Convertible Security for which one share of Common Stock is issuable upon the exercise or conversion of such Option or Convertible Security, as the case may be (the “Applicable Price”), is less than a price equal to the Exercise Price of this Warrant in effect immediately prior to such sale or grant (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price of this Warrant then in effect shall be reduced to an amount equal to the Applicable Price, provided however, that no adjustment of the Exercise Price shall be made in an amount less than one cent per share. In addition to the foregoing, in the event that, if and while this Warrant remains outstanding, (1) the Company effectuates any transaction by which it grants or sells Options together with, and in combination with other: securities of the Company (the foregoing a “Option Issuance”), and (2) the Issuance Rate of the Options Issuance is greater than the Issuance. Rate of this Warrant, then the number of Warrant Shares that may be purchased or converted upon exercise of this Warrant shall be immediately increased proportionately, so that after such adjustment the Issuance Rate of this Warrant shall be equal to the Issuance Rate of the Option Issuance. For purposes of this Paragraph 3(c), the “Issuance Rate” of a given Option Issuance shall be computed by dividing (x) the total number of shares of Common Stock that may be purchased or converted upon exercise of such Option by (y) the aggregate amount of cash received by the Company in exchange for both the Options and other securities issued in connection with such Option. The foregoing notwithstanding, no Dilutive Issuance shall be deemed to have occurred and no adjustment of any kind to the Exercise Price of this Warrant or to the number of Warrant Shares that may be purchased or converted upon exercise of this Warrant shall be made in connection with or by reason of any Excluded Securities, or (ii) in connection with the Company permitting all or substantially all of the record holders of Options (including the Holder) to exercise such Options for a limited period of time at an exercise price per share less than the Exercise Price of this Warrant then in effect. Except as expressly contemplated in this Warrant, no further adjustment to the Exercise Price or to the number of Warrant Shares that may be purchased or converted upon exercise hereof shall be made upon issuance of shares of Common Stock upon the exercise of such Options or Convertible Securities, and if any such grant or sale is made upon exercise of any Options or Convertible Securities for which adjustment of the Exercise Price has been or is to be made pursuant to this Section 3, no further adjustment of the Exercise Price shall be made by reason of such grant or sale.

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(d)          Purchase Rights. In addition to any other adjustments pursuant to this Section 3, if at any time while this Warrant remains outstanding the Company grants, issues or sells any Additional Options or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such . Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(e)          Calculations. All calculations under this Section 3 shall be made to the nearest whole cent or the nearest 1/100th of a share, as applicable. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(f)          Notice of Transaction. If the Company shall at any time while this Warrant remains outstanding (i) subdivide one or more classes of its then outstanding shares of Common Stock Pinto a larger number of shares by any stock split, stock dividend, recapitalization or otherwise, (ii) combine one or more classes of its then outstanding shares of Common Stock into a smaller number of shares by combination, reverse stock split or otherwise, or (iii) pay a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class, of capital stock that is payable in shares of Common Stock; (iv) enter into a Fundamental Transaction, or (v) issues Purchase Rights, then in each case the Company shall give written notice to the Holder at least seven (7) Business Days prior to the applicable record date or effective date on which a Person would need to be a stockholder in order to participate in or vote with respect to such transaction; provided however, that the failure to deliver such notice or any defect therein shall not invalidate or otherwise affect the validity of any corporate action taken with respect to such transaction or event.

4.            RECORDATION OF WARRANT. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”). The Warrant Register shall set forth (i) the number of this Warrant, (ii) the name and address of the Holder hereof, (iii) the original number of Warrant Shares purchasable upon the exercise or conversion hereof, (iv) the number of Warrant Shares purchasable upon the exercise hereof, as adjusted from time to time in accordance with the terms of this Warrant and (v) the Exercise Price for each Warrant Share, as adjusted from time to time in accordance with the terms of this Warrant. The Company shall be entitled to treat the Holder of this Warrant as the owner in fact hereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person.

5.            RESERVATION OF SHARES. The Company shall at all times during the period within which the rights represented by this Warrant may be exercised, keep reserved for issuance a number of shares of Common Stock as shall from time to time be sufficient to satisfy the Company’s then-existing obligation to issue Warrant Shares hereunder. If, at any time during the Exercise Period, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of all then-unexercised Warrant Shares, in addition to such other remedies as shall be available to the Holder, the Company will timely take such corporate action as may be reasonably necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation. All Warrant Shares will be duly and validly authorized and, upon issuance in accordance with the terms and conditions hereof, will be fully paid and nonassessable.

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6.            NO IMPAIRMENT. While this Warrant remains outstanding, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of the terms of this Warrant. The Company will at all times in good faith assist in the carrying out of all the provisions of this Warrant will take all such actions as may reasonably be requested by the Holder to protect the right granted to the Holder hereunder against impairment.

7.            NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. Neither this Warrant nor any provision hereof shall entitle Holder, solely in its capacity as a holder of this Warrant, to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to issuance to the Holder of the Warrant Shares which Holder is then entitled to receive upon the due exercise or conversion of this Warrant. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

8.            TRANSFER AND EXCHANGE.

(a)          Transfer of Warrants. This Warrant may not be transferred or assigned, in whole or in part, except in compliance with all applicable federal and state securities laws. To the extent permitted by applicable securities laws and subject to the terms of this Warrant, this Warrant may be transferred, in whole or in part, to any Person, by (i) execution and delivery of the Notice of Assignment attached hereto as Exhibit B and (ii) surrender of this Warrant for registration of transfer at the primary executive office of the Company. together with funds sufficient to pay any applicable transfer tax. Upon receipt of the duly executed Notice of Assignment and the necessary transfer tax funds, if any, the Company, at its expense, shall execute and deliver, (i) in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock so transferred and (ii) a new Warrant evidencing the remaining portion, if any, of this Warrant not so transferred to the transferring Holder (each a “New Warrant”). The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the right and obligations of a holder of a Warrant. Warrants and Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer hereunder, the Company may require the transferring Holder to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act of 1933, as amended, and otherwise is not in contravention of applicable state or federal securities laws.

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(b)          Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company and upon delivery to the Company of a written request signed by the Holder thereof specifying the number and denominations of the Warrant(s) to be issued in such exchange and the name(s) in which such Warrant(s) are to be issued, for another Warrant of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares which could be purchased pursuant to the Warrant being so exchanged.

(c)          Replacement of Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt by the Company of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Warrant, the Company will execute and deliver within five (5) Business Days, in lieu of the lost. stolen, destroyed or mutilated Warrant, a new warrant of like tenor representing the right to purchase the Warrant Shares then underlying this Warrant.

9.            SECURITIES ACT LEGEND. This Warrant and all Warrant. Shares issued upon exercise or conversion hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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10.          RULE 144 LEGAL OPINION. The Company shall, at its sole cost and expense, provide to the Holder upon request a legal opinion from legal counsel to the Company that the offer or sale of shares of Common Stock issued to Holder pursuant to this Warrant is exempt from any registration requirements pursuant to Rule 144 (so long as and to the extent the requirements of Rule 144 arc satisfied).

11.          NOTICES. All notices demands, requests, consents, approvals, or other communication given under this Warrant, unless otherwise provided herein, such notice shall be given and served in accordance with Paragraph 14 of the Loan Agreement.

12.          CONSENT TO AMENDMENTS: NO BENEFICIARIES. This Warrant may be amended, supplemented or otherwise modified with (and only with) the written consent or agreement of both the Company and the Holder. Nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy, claim or cause of action hereunder.

13.          ENTIRE AGREEMENT. This Warrant together with the Loan Agreement and other Loan Documents (as defined in the Loan Agreement) constitute the entire understanding and agreement between the Holder and the Company with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements, understandings, negotiations, discussions and undertakings relating to the subject matter hereof.

14.          COUNTERPARTS. This Warrant may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

15.          GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND ‘PERFORMANCE, THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

16.          CONSENT TO JURISDICTION AND VENUE. ANY SUIT, LEGAL ACTION OR SIMILAR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN THE CITY OF LOS ANGELES OR IN THE COURTS OF THE UNITED STATES FOR. THE CENTRAL DISTRICT OF CALIFORNIA SITTING IN THE CITY OF LOS ANGELES. HOLDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

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17.          WAIVER OF TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

18.          ATTORNEYS FEES. In any action, suit or other proceeding to enforce or interpret any of the provisions of this Warrant, the prevailing party shall be entitled to recover its attorneys’ fees and expenses incurred in connection therewith.

19.          SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

20.          CONSTRUCTION AND HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference only and shall not form part of, or affect the interpretation of, this Warrant. Unless the context clearly requires otherwise, the use of the word “including” is not limiting and the use of the word “or” has the inclusive meaning represented by the phrase “and/or.” Unless otherwise specified, the plural includes the singular and vice versa. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms in such other Transaction Documents.

20.          FAILURE OR INDULGENCE NOT WAIVER. Except as expressly provided otherwise in this Warrant or in the other Transaction Documents, no failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this [______] day of [______], 201[__].

COMPANY:

AURA SYSTEMS, INC., a Delaware corporation

By:	/s/ Melvin Gagerman
Melvin Gagerman
Its Chief Executive Officer

Attested:

By:	/s/ Melvin Gagerman
Melvin Gagerman
Its Secretary

AGREED AND ACCEPTED:

[__________], 201[__]

HOLDER:

KF BUSINESS VENTURES, L.P.

By:	KOPPLE FINANCIAL, INC. Its General Partner

By:
Name:	Robert C. Kopple
Title:	Its President

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Exhibit A

EXERCISE NOTICE

Attention:	AURA SYSTEMS, INC.

1.	Pursuant to the terms of Warrant No. ______, enclosed with this Exercise Notice, the undersigned hereby irrevocably elects to receive _________ shares of Common Stock of Aura Systems, Inc.

2.	Method of Exercise (Please initial the applicable blank):

______	The Undersigned elects to exercise the attached Warrant by means of a Cash Exercise, and tenders herewith $ ________, representing payment in full for the purchase price of the shares being purchased, together with any applicable taxes.

______	The undersigned elects to convert the attached..Warrant by means of the net issuance provisions of SectiOn 2(b) of the Warrant.

3.	The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to; or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

4.	The undersigned represents that this Exercise Notice was executed on the date set forth below.

5.	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

All capitalized terms not otherwise defined shall have the meaning ascribed thereto in the Warrant.

(Name of Holder)	(Date)

(Signature of Authorized Signatory)	(Print Name and Title)

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Exhibit B

NOTICE OF ASSIGNMENT

(To be executed only upon the assignment of the within Warrant)

FOR VALUE RECEIVED, the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto__________________________________, whose address is ________________________________ __________________ the right of the undersigned under the within Warrant to purchase______________ shares of Common Stock (as defined within the Warrant) of Aura Systems, Inc., and does hereby irrevocably appoint ________________________ attorney to transfer said right on the books of Aura Systems, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:_______________

Signature Guaranteed

By:
(Signature of Registered Holder)

Name:
Title:

NOTICE:	The signature to this Notice of Assignment must correspond in all respects with the name upon the face of the within Warrant, without alteration or change.

The signature to this Notice of Assignment must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

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Schedule “1”

Refinanced Loan Portion

[Attached]

Schedule 1

Refinance Loan Portion

06/20/2014   Calculation Date

Past Due Principal Amount and Past Due Accrued Interest

			Total
		Principal	Principal	Elapsed	Interest	Accrued	Loan
Date	Description	Amount	Balance	Days	Rate	Interest	Balance

03/28/2013	Loan Advance	$500,000.00	$500,000.00	334	9.5%	$44,069.44	$544,069.44
02/25/2014	Default Interest Accrual	$-	$500,000.00	115	15.0%	$23,958.33	$568,027.78
06/20/2014	Capitalized Interest	$68,027.78	$568,027.78	0	10.0%	$(68,027.78)	$568,027.78
	SUBTOTAL	$568,027.78				$-

Additional Loans and Additional Accrued Interest

Date	Description	Principal Amount	Total Principal Balance	Elapsed Days	Interest Rate	Accrued Interest	Loan Balance

09/05/2013	Loan Advance	$200,000.00	$200,000.00	42	10.0%	$2,333.33	$202,333.33
10/17/2013	Loan Advance	$750,000.00	$950,000.00	61	10.0%	$10,097.22	$968,430.56
12/17/2013	Loan Advance	$100,000.00	$1,050,000.00	28	10.0%	$8,166.67	$1,076,597.22
01/14/2014	Loan Advance	$53,000.00	$1,103,000.00	24	10.0%	$7,353.33	$1,136,950.56
02/07/2014.	Loan Advance	$60,000.00	$1,163,000.00	102	10.0%	$32,951.67	$1,229,902.22
05/20/2014	Loan Advance	$400,000.00	$1,563,000.00	31	10.0%	$13,459.17	$1,643,361.39
06/13/2014	Loan Advance	$400,000.00	$1,963,000.00	7	10.0%	$3,816.94	$2,047,178.33
06/20/2014	Capitalized Interest	$84,178.33	$1,647,178.33	0	10.0%	$(84,178.33)	$1,647,178.33
	SUBTOTAL	$2,047,178.33				$-

06/20/2014	REFINANCE LOAN PORTION	$2,615,206.11				$-	2,615,206.11

Loan Summary

06/20/2014	Past Due Principal Amount	$500,000.00	$500,000.00	0	10.0%	$-	$500,000.00
06/20/2014	Past Due Accrued Interest	$68,027.78	$568,027.78	0	10.0%	$-	$568,027.78
06/20/2014	Additional Loans	$1,963,000.00	$2,531,027.78	0	10.0%	$-	$2,531,027.78
06/20/2014	Additional Accrued Interest	$84,178.33	$2,615,206.11	0	10.0%	$-	$2,615,206.11
06/20/2014	Additional Advance	$300,000.00	$2,915,206.11	0	10.0%	$-	$2,915,206.11

06/20/2014	TOTAL LOAN	$2,915,206.11				$-	$2,915,206.11

Warrants

06/20/2014	Initial Warrants	2 Warrants Per Dollar of Loan	5,830,412
10/01/2014	Additional Warrants	1 Warrant Per Dollar of Loan	2,915,206
11/01/2014	Additional Warrants	1 Warrant Per Dollar of Loan	2,915,206
12/01/2014	Additional Warrants	1 Warrant Per Dollar of Loan	2,915,206
01/01/2015	Additional Warrants	1 Warrant Per Dollar of Loan	2,915,206
02/01/2015	Additional Warrants	1 Warrant Per Dollar of Loan	2,915;206
03/01/2015	Additional Warrants	1 Warrant Per Dollar of Loan	2,915,206

Schedule 1

Aura Systems, Inc. Convertible Note dated August 19, 2013

06/20/2014   Calculation Date

Date	Description	Principal Amount	Total Principal Balance	Elapsed Days	Interest Rate	Accrued Interest	Loan Balance

03/28/2013	Loan Advance	$500,000.00	$500,000.00	84	9.5%	$11,083.33	$511,083.33
06/20/2013	Loan Advance	$.350,000.00	$850,000.00	12	9.5%	$2,691.67	$863,775.00
07/02/2013	Loan Advance	$500,000.00	$1,350,000.00	8	9.5%	$2,850.00	$1,366,625.00
07/10/2013	Loan Advance	$200,000.00	$1,550,000.00	15	9.5%	$6,135.42.	$1,572,760.42
07/25/2013	Loan Advance	$500,000.00	$2,050,000.00	25	9.5%	$13,524.31	$2,086,284.72
08/19/2013	Loan Advance	$450,000.00	$2,500,000.00	190	9.5%	$125,347.22	$2,661,631.94
02/25/2014	Default Interest Accrual	$-	$2,500,000.00	115	15.0%	$119,791.67	$2,781,423.61

	Subtotals	$2,500,000.00				$281,423.61	$2,781,423.61

06/20/2014	Refinanced Principal	$(500,000.00)	$(500,000.00)	0	9.5%	$-	$(500,000.00)
06/20/20 I 4	Refinanced Interest	-	$(500,000.00)	0	9.5%	$(68,027.78)	$(568,027.78)

06/20/2014	Balance	$2,000,000.00				$213,395.83	$2,213,395.83

Schedule “3(E)”

Budget

[Attached]

Assumptions

1 Chinese JV	$2,000,000.00
2 Dist license net	$925,000.00
3 PP net	$4,650,000.00

	May		June		July		August		September
Starting balance		$60,000.00		$723,506.98	-$	46,486.04		$227,530.32		$119,884.59
JV China		$0.00		$0.00		$2,000,000.00		$0.00		$0.00
New $ Kopple		$990,000.00		$0.00	-$	1,000,000.00	-$	750,000.00	-$	950,000.00
New $ other		$100,000.00		$50,000.00	-$	100,000.00		$875,000.00		$4,650,000.00

A/R		$270,000.00		$360,000.00		$900,000.00		$925,000.00		$900,000.00
SUBTOTAL		$1,420,000.00		$1,133,506.98		$1,753,513.96		$1,277,530.32		$4,719,884.59

COGS	-$	105,000.00	-$	422,000.00	-$	330,000.00	-$	400,000.00	-$	450,000.00
Ops overhead	-$	175,750.00	-$	197,250.00	-$	210,550.00	-$	212,150.00	-$	207,150.00
Payroll burdened	-$	358,743.02	-$	358,743.02	-$	430,433.64	-$	482,495.73	-$	542,754.63
Termination			-$	145,000.00	-$	150,000.00				$0.00
Medical Insurance	-$	42,000.00	-$	42,000.00	-$	45,000.00	-$	48,000.00	-$	55,000.00
Legal settlment	-$	15,000.00	-$	15,000.00	-$	15,000.00	-$	15,000.00	-$	15,000.00
Demand notes					-$	245,000.00			-$	245,000.00
Bridge notes									-$	159,000.00
Arrear legal					-$	100,000.00			-$	100,000.00
Arrear wages									-$	286,000.00
Arrear vendors									-$	430,000.00
		$723,506.98	-$	46,486.04		$227,530.32		$119,884.59		$2,229,979.97

License net

Included Audit+annual meeting exp

Facility	m	J	J	A	S	O
Rent	$62.00	$62.00	$62.00	$62.00	$62.00	$62.00
Cleaning supply	2.2	2.2	2.2	2.2	2.2	2.2
Janitorial service	2	2	2	2	3	3
R&M costs	2	2	2	2	2	2
Utilities Gas+electric)	7	7	7	10	10	10
Phone	8	9	9	9	10	10
Insurance
General Insurance	10	10	10	10	10	10
D&O insurance	6	6	6	6	6	6
Legal
Corporate legal	30	30	30	30	30	30
SEC legal		5	0		5
IP		0		10	0	10
Professional ser
Auditors	20	35	10		10
OTHERS	1	1	1	1	1	1
Consultant Yu	0	0	0	10	10	10
Travel
Engineering	0	0.5	1	1	1	1
Sales & service	2	2	3	3	3	4
Corporate	4	3	3	3	3	3
Supplies
Engineering materials/supplies	1	1	1	1	1	1
Sales & service supplies	1	1	1	1	1	1
Office supplies	0.5	0.5	0.5	0.5	0.5	0.5
Shop supplies	2	3	3	4	5	6
Receiving & shipping	10.0	10.0	12.0	15.0	15.0	15.0
Postage	0.1	0.1	15	0.1	0.1	0.1
Copying & printing	0.1	0.1	25	0.5	0.5	0.5
Other expenses
Bank charges	0.1	0.1	0.1	0.1	0.1	0.1
Entertainment	2	2	2	2	2	2
Public Company costs (including	1.5	1.5	1.5	1.5	1.5	1.5
Tax and licenses	0.25	0.25	0.25	0.25	0.25	0.25
IR	0	0	0		10	10
Misc. other/trade shows	1	1	1	25	2	2
OPERATING EX	$175.75	$197.25	$210.55	$212.15	$207.15	$204.15

	Base salary	SS+SDI+SD	WC	Fully burden	M	J	J	A	S	O
Corporate
CEO	$30,000	$2,700	$135	$32,835	$1	$1	$1	$1	$1	$1
CTO	$12,500	$1,125	$56	$13,681	1	1	1	1	1	1
COO	$16,667	$1,500	$75	$18,242	1	1	1	1	1	1
VP Corporate ComM/marketing	$12,500	$1,125	$56	$13,681	1	1	1	1	1	1
Director Q/C	$10,000	$1,125	$56	$11,181	-	-	-	-	1	1
Executive assistant	$4,583	$413	$21	$5,016	1	1	1	1	1	1
Receptionist	$2,500	$225	$11	$2,736	-	-	-	-	-	1
CONSULTANT MELVIN GAGERMAN	$30,000	$2,700	$135	$32,835	-	-	1	1	1	1
CONSULTANT (Harry Kurtzman)	$30,000	$2,700	$135	$32,835	1	1	1	1	1	1
					6	6	7	7	8	9
					116,291	116,291	149,126	149,126	160,307	163,043
Administration
Head accountant CFO	$15,000	$1,350.00	$68	$16,418	1	1	1	1	1	1
Accountant	$8,500	$765.00	$38	$9,303	1	1	1	1	1	1
Sr. Buyer	$10,833	$975.00	$49	$11,857	-	-	-	1	1	1
Buyer	$50,000	$4,500.00	$225	$54,725	1	1	1	1	1	1
Director HR	$5,833	$525.00	$26	$6,385	1	1	1	1	1	1
Director Information Systems	$5,417	$487.50	$24	$5,929	1	1	1	1	1	1
Web maintenance	$2,917	$262.50	$13	$3,192	1	1	1	1	1	1
Facility manager	$5,000	$450.00	$23	$5,473	-	-	-	-	-	-
					6	6	6	7	7	7
					95,951	95,951	95,951	107,808	107,808	107,808
Technical staff
VP of Engineering	$18,333	$1,650.00	$119	$20,103	1	1	1	1	1	1
Division secretary	$3,333	$300.00	$22	$3,655	-	-	-	-	-	-
Sr. ME	$10,417	$937.50	$68	$11,422	1	1	1	2	2	2
Sr. System Eng.	$10,417	$937.50	$68	$11,422	-	-	-	-	-	1
Sr. Manufacturing Eng.	$12,083	$1,087.50	$79	$13,249	-	-	-	-	-	1
Sr. E.E	$10,833	$975.00	$70	$11,879	-	-	1	2	2	2
E.E	$7,083	$637.50	$46	$7,767	2	2	2	2	2	2
Sr. Software Eng.	$11,250	$1,012.50	$73	$12,336	1	1	1	1	2	2
Circuit layout	$7,083	$637.50	$46	$7,767	-	-	1	1	1	1
Sr. Draftsperson	$6,667	$600.00	$43	$7,310	-	-	-	-	1	1
Sr. Mech technician	$5,417	$487.50	$35	$5,939	-	-	-	-	1	1
Mech technician	$3,750	$337.50	$24	$4,112	1	1	1	1	1	1
Sr. Electric technician	$5,417	$487.50	$35	$5,939	-	-	-	1	1	1
Sr. Test Engineer	$10,000	$900.00	$65	$10,965	-	-	-	1	1	1
Kit developers	$5,417	$487.50	$35	$5,939	1	1	2	2	2	2
technical writer	$5,000	$450.00	$33	$5,483	-	-	1	1	1	1
					7	7	11	15	18	20
					69,445	69,445	100,513	140,718	166,303	130,974

Sales Staff
1 VP Sales & Service	$18,333	$1,650.00	$83	$20,066	1	1	1	1	1	1
1 Secretary	$3,333	$300.00	$15	$3,648	-	-	-	-	-	-
1 Customer service	$3,333	$300.00	$15	$3,648	1	1	1	1	1	1
1 Military	$10,000	$900.00	$45	$10,945	-	-	-	-	-	1
1 Refrigeration sales executives	$5,417	$487.50	$24	$5,929	-	-	-	-	-	1
1 Sales executive	$5,833	$525.00	$26	$6,385	1	1	1	1	1	1
1 Field engineers	$5,833	$525.00	$53	$6,411	2	2	2	2	2	2
					5	5	5	5	5	7
					42,920	42,920	42,920	42,920	42,920	59,794
Manufacturing
1 Director of Manufacturing	$10,000	$900.00	$95	$10,995	-	-	-	-	1	1
1 QA inspectors	$4,000	$360.00	$38	$4,398	1	1	1	1	2	2
1 Warehouse/store control	$2,880	$259.20	$27	$3,167	1	1	1	1	1	1
1 Planner/schedu er	$7,083	$637.50	$67	$7,788	-	-	1	1	1	1
1 Machinists	$5,600	$504.00	$53	$6,157	3	3	3	3	3	3
1 RMA	$3,200	$288.00	$30	$3,518	-	-	-	-	1	1
1 repair	$4,000	$360.00	$38	$4,398	-	-	-	-	-	1
1 Driver	$3,200	$288.00	$30	$3,518	1	1	1	1	1	1
1 Shipping receiving	$4,167	$375.00	$40	$4,581	1	1	1	1	2	2
					7	7	8	8	12	13
					34,136	34,136	41,924	41,924	65,417	69,815
		$43,512	$2,687
TOTAL NON DIRECT STAFF					31	31	37	42	50	56

BURDENED PAYROLL					358,743	358,743	430,434	482,496	542,755	591,434

staff opening Hiring

		Base	SS+SD1+	WC	Total
Direct labor		$3,000.00	$270.00	$45.00	$3,315.00
Medical insurance					$1,000.00
Holidays/vacation		112 hr/year			$175.00
					$4,490.00
Burdened hourly rate	$28.06

Direct labor cost component of COGS	time	rate	total
Generator	0.25	$28.06	$7.02
ECU preparation/setup	0.25	$28.06	$7.02
ECU AC part	1.25	$28.06	$35.08
ICS part	1.75	$28.06	$49.11
Cables	1.25	$28.06	$35.08
Packaging	0.2	$28.06	$5.61
Consumables (screws, glue etc)			$5.00
Testing	2.75	$28.06	$77.17
Total cost/system			$221.08

EXHIBIT C

UNSECURED PROMISSORY NOTE

$2,915,206.11	June 20, 2014
Los Angeles, California

FOR VALUE RECEIVED, the undersigned, AURA SYSTEMS, INC., a Delaware corporation with its principal offices located at 4000 Redondo Beach Avenue, Redondo Beach, California 90278 (“Maker”), hereby promises to pay to the order of KF BUSINESS VENTURES, LP, a California limited partnership with its principal offices located at 10866 Wilshire Boulevard, Suite 1500, Los Angeles, California 90024 (“Payee”), the original principal amount of TWO MILLION NINE HUNDRED FIFTEEN THOUSAND TWO HUNDRED SIX DOLLARS AND ELEVEN CENTS ($2,915,206.11), consisting of the sum of (i) Five Hundred Thousand Dollars ($500,000.00) in refinancing of a portion of the outstanding principal balance of Two Million Five Hundred Thousand Dollars ($2,500,000.00) of that certain Convertible Promissory Note dated August 19, 2013 by the Company payable to the order of Kopple Family Partnership, LP, an affiliate of Payee (the “Convertible Note”), plus (ii) Sixty Eight Thousand Twenty Seven Dollars and Seventy Eight Cents ($68,027.78), in refinancing of accrued unpaid interest and default interest on said portion of the outstanding principal balance of the Convertible Note as of the date hereof as provided in the Convertible Note, which accrued unpaid interest and default interest shall be capitalized and added to the principal amount of the indebtedness evidenced by this Note as of the date hereof, plus (iii) One Million Nine Hundred Sixty Three Thousand Dollars ($1,963,000.00) in refinancing of the entire outstanding principal balance of certain additional loans advanced by Payee to Maker prior to the date of this Note, plus (iv) Eighty Four Thousand One Hundred Seventy Eight Dollars and Thirty Three Cents ($84,178.33), in refinancing of accrued unpaid interest on said additional loans at the rate of ten percent (10%) per annum from the dates originally advanced to the date hereof, which accrued unpaid interest shall be capitalized and added to the principal amount of indebtedness evidenced by this Note as of the date hereof, plus (v) Three Hundred Thousand Dollars ($300,000.00), advanced by Payee to Maker on the date of this Note, together with interest on said original principal amount at the rate of TEN PERCENT (10%) PER ANNUM from the date of this Note until paid in full (collectively, the “Indebtedness”), on June 1, 2015 (the “Maturity Date”), at which time the entire principal balance of this Note and all then accrued unpaid interest thereon shall become due and payable in full in a single lump sum payment without notice or demand whatsoever except as otherwise required by applicable law. All interest due with respect to the outstanding principal balance of this Note shall be computed on the basis of a 360-day year and the actual number of days elapsed. All sums due and payable hereunder shall be paid in lawful money of the United States of America at the address set forth above for Payee or at such other place as the holder hereof may designate from time to time in writing to Maker.

This Note is issued by Maker pursuant to the terms of that certain Loan Agreement of even date herewith by and between Maker and Payee (the “Loan Agreement”; the Loan Agreement, this Note, the Warrants and any and all other agreements, documents and instruments evidencing, securing or otherwise pertaining to the Indebtedness to which Maker is or hereafter becomes a party, collectively, the “Loan Documents”), and the holder of this Note is entitled to the rights and benefits of the Loan Documents, and each of them. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

Unsecured Promissory Note Page 1 of 5

Subject to Paragraph 3(E) of the Loan Agreement, in the event that Maker borrows any funds, issues any class of capital stock or rights to acquire or convert into capital stock of the Company or grants any rights in respect to territories to any Person for cash consideration of more than Five Million Dollars ($5,000,000.00) in the aggregate in any one or more transactions from and after the date hereof (excluding the Indebtedness and Excluded Securities), Company shall pay to Lender the entire amount of such cash consideration in excess Five Million Dollars ($5,000,000.00) in the aggregate as a mandatory prepayment of the indebtedness evidenced by the Note until the entire Indebtedness evidenced by this Note have been paid in full, concurrently upon receipt of such cash consideration by the Company, time being of the essence thereof, without notice or demand whatsoever by Lender.

The Indebtedness evidenced by this Note may be prepaid prior to the Maturity Date, either in whole or in part in increments of not less than Two Hundred and Fifty Thousand Dollars ($250,000.00) each, at any time and from time to time without prepayment penalty or premium, at the election of Maker. No prepayment required or permitted hereunder shall affect the obligation of Maker to continue to pay the payments described above until the entire Indebtedness evidenced by this Note has been paid in full.

Each payment required or permitted under the Note shall be applied first in payment of any late payment charges pursuant to the terms of this Note, if any, second in payment of accrued and unpaid interest, whether or not then due, third in payment of the accrued and unpaid capitalized interest included in the principal balance of the Note, whether or net then due, and finally in payment of the remaining outstanding principal balance of the Note.

Upon payment in full of the Indebtedness evidenced by this Note, including all principal thereof and accrued and unpaid interest thereon, and all other sums payable by Maker under this Note, (i) this Note shall automatically be deemed canceled and no longer outstanding, and all rights with respect to the Note will forthwith cease and terminate, and (ii) the Note shall timely be surrendered to the Maker for cancellation and shall not be reissued.

In the event of the occurrence of an Event of Default (as defined in the Loan Agreement) then in each such event (w) the Company shall pay to the holder of this Note a late payment fee equal to five percent (5%) of any past-due sum under this Note, payable upon demand therefor by Lender, (x) the outstanding principal balance of this Note shall bear interest at the rate of FIFTEEN PERCENT (15%) per annum (“Default Interest Rate”) from the date of the occurrence of the Event of Default until such Event of Default is cured or waived in writing by the holder of this Note as determined in its sole and absolute discretion, payable upon demand therefor by Lender, (y) the entire principal balance of this Note together with all accrued and unpaid interest thereon shall become immediately due and payable in full at the option of the holder of this Note if as a result of an Event of Default specified in Clauses (i), (ii), (iii), (iv) or (v) of Paragraph 3(G) of the Loan Agreement, or automatically without any election, declaration or other act on the part of the holder of this Note if as a result of an Event of Default specified in Clause (vi) or (vii) of Paragraph 3(G) of the Loan Agreement, without notice or demand whatsoever except as otherwise required by applicable law, and (z) all of the remaining Additional Warrants not yet vested in accordance with Paragraph 4 of the Loan Agreement shall become immediately vested in full, regardless of whether or not the holder of this Note elects to accelerate the Indebtedness evidenced by this Note pursuant to Clause (y) above, and Maker shall promptly issue said Additional Warrants to Payee upon demand therefor by Payee. Interest at the Default Interest Rate shall begin to accrue on the date on which the applicable Event of Default shall be deemed to have occurred and shall continue until such Event of Default shall have been cured or waived in accordance with the terms of the Loan Agreement. Upon the waiver or cure of an Event of Default, the Default Interest Rate shall cease to be in effect and interest shall accrue at the rate of Ten Percent (10%) per annum from and after the date of such waiver or cure and be payable in accordance with this Note. Neither this provision nor the acceptance of any payment hereunder by the holder of this Note after default shall be construed as a right, privilege or agreement to extend the time of any payment hereunder beyond its due date or constitute a waiver of any of the rights or remedies of the holder hereof by reason of such default.

Unsecured Promissory Note Page 2 of 5

In order to induce Payee to make the loan to Maker evidenced by this Note, Maker represents and warrants to Payee and each holder of this Note (i) that, by reason of its own business and financial experience, Maker and Payee could reasonably be assumed to have the capacity to protect its own interests in connection with the transactions contemplated by the Loan Documents, and (ii) as a consequence, that the Indebtedness evidenced by this Note issued pursuant to the Loan Agreement, including all interest thereon and other consideration therefor provided in the Loan Documents, or any of them, including, without limitation, the Warrants issued to Payee pursuant to the Loan Documents, is exempt from the usury restrictions under California law pursuant to the exemption set for in California Corporation Code Section 25118(b), and is not usurious under any other laws applicable to Maker. Without limiting the effectiveness of said representations, warranties and exemptions, however, it is nevertheless the intent of Maker and Payee that the holder of this Note shall never be entitled to receive, collect or apply, as interest or other consideration of any kind under the Loan Documents, or any of them, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event the holder of this Note ever receives, collects or applies as interest or other consideration of any kind any such excess, such amount which would be excess interest or other consideration shall be deemed a partial prepayment of principal and treated hereunder as such; and if the principal is paid in full, any remaining excess interest or other consideration shall be paid to Maker forthwith upon demand.

Except as otherwise expressly required hereunder, Maker hereby waives presentment, notice of presentment, demand, notice of demand, dishonor, notice of dishonor, notice of nonpayment, protest, notice of protest and any and all other notices and demands required by applicable law.

In any action, suit or other proceeding to enforce or interpret any of the provisions of this Note, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and expenses incurred in connection therewith.

This Note and the respective rights and remedies of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of California, without reference to its principles of conflict of laws.

Unsecured Promissory Note Page 3 of 5

ANY SUIT, LEGAL ACTION OR SIMILAR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS NOTE SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN THE CITY OF LOS ANGELES OR IN THE COURTS OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA SITTING IN THE CITY OF LOS ANGELES. EACH PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. MAKER HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING UNDER, ARISING FROM OR RELATED TO THIS NOTE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

No failure to exercise, and no delay in exercising, any right, power or remedy hereunder or under any document delivered to the holder hereof shall impair any right, power or remedy that the Holder may have. The rights and remedies of the holder hereof are cumulative and not exclusive of any rights or remedies that such holder would otherwise have.

The Loan Documents contain the complete and entire understanding of the parties and shall supersede and replace any and all other arrangements, communications, representations or agreements, whether oral or written, with respect to the subject matter hereof. The provisions of this Note shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, devisees, personal and legal representatives, successors and assigns. No waiver, modification, termination or discharge of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by Maker and the holder of this Note, and then only to the extent therein specifically set forth.

The provisions of this Note may be amended, supplemented or otherwise modified with (and only with) the written consent or agreement of both Maker and the holder(s) of this Note.

If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the .practical realization of the benefits that would otherwise be conferred upon the parties.

This Note shall be deemed to be jointly drafted by the Maker and the Payee and shall not be construed against any Person as the drafter hereof The headings cf the Note, if any, are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly requires otherwise, the use of the word “including” is not limiting and the use of the word “or” has the inclusive meaning represented by the phrase “and/or.” Unless otherwise specified, the plural includes the singular and vice versa.

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This Note may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Each individual signing this Note on behalf of a party which is a corporation, limited company, partnership, limited liability company, trust or other entity represents and warrants that he or she has been duly authorized by all necessary action to execute and deliver this Note and all other agreements, documents and instruments contemplated hereby, to perform its obligations hereunder and thereunder and to consummate of the transactions contemplated hereby and thereby in the name and on behalf of such party.

Aura Systems, Inc.
a Delaware corporation

By:	/s/ Melvin Gagerman
Name:	Melvin Gagerman
Title:	CEO

AGREED AND ACCEPTED:

June 20, 2014

PAYEE:

KF BUSINESS VENTURES, L.P.

By:	KOPPLE FINANCIAL, INC.
Its General Partner

By:
Name:	Robert C. Kopple
Title:	Its President

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